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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 8, 2003, except as to the third paragraph of Note 16 which is as of October 24, 2003 relating to the consolidated financial statements of Myogen, Inc. and subsidiary, which appears in Myogen, Inc.'s Registration Statement on Form S-1 (No. 333-108301) filed with the Securities and Exchange Commission which is incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
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Denver, Colorado
November 20, 2003